January 1, 2000


Morris C. Brown, Esq.
Greenberg Traurig, P.A.
777 S. Flagler Drive, Suite 300 East
West Palm Beach. FL 33401

         Re:      Escrow Agreement
                  ----------------

Dear Mr. Brown:

         In connection with those certain Stock Purchase Agreements (collectively, the "Agreements") by and between the parties listed as buyers on Schedule "A" to this Escrow Agreement (collectively, the "Buyers"), and the parties listed as sellers on Schedule "A" to this Escrow Agreement, (collectively, the "Sellers"), copies of which are attached to this Escrow Agreement as Composite Exhibit "A" and made a part hereof by reference, the undersigned appoint you as their Escrow Agent with respect to the stock purchase transactions contemplated by the Agreements. Unless otherwise defined herein, all capitalized terms used in this Escrow Agreement shall have the same meaning as set forth in the Agreements.

         Subject to the terms of this Escrow Agreement:

         1. You shall receive (a) from each of the Buyers and Sellers fully executed Agreements; (b) from each of the Buyers and hold in escrow all monies representing the respective Purchase Prices by check or otherwise in immediately available funds in the amounts set forth on Schedule "A" to this Escrow Agreement (individually, the "Purchase Price"); and (c) from each of the Sellers and hold in escrow the stock certificates and/or duly executed lost stock certificate affidavit representing the respective Purchased Shares (as defined in the Agreements) endorsed in blank, until the earlier of (i) receipt by you of satisfactory evidence of the removal of Lawrence Russell, Westby Rogers and Eugene Miller from the Board of Directors of IMX and the revocation IMX of the lock up letters dated September 2, 1998, copies of which are attached hereto as Exhibit "B" and made a part hereof by reference (the "Documentation"); or (ii) the close of business on January 31, 2000 unless delayed by (A) any state or federal law in which case such date will be extended for up to an additional ninety (90) days or (B) the need for a special shareholders' meeting in which case such date will be extended through the date of such shareholders' meeting or such other date as the parties may specify in writing (the "Expiration Date").

Phillip T. Ridolfo, Jr., Esq.
January 5, 2000
Page 2


         2. In the event that all of the Agreements. Purchase Price and Purchased Shares are not received by you as of the close of business on January 31, 2000, you shall: (i) void the Agreements and return same to the undersigned parties; and (ii) return any monies representing the Purchase Price held in escrow to the Buyers and stock certificates representing the Purchased Shares held in escrow to the Sellers. In the event that you receive each of the Agreements, Purchase Price and Purchased Shares in a timely manner but the Documentation is not received by you prior to the close of business on the Expiration Date, you shall: (i) void the Agreements and return same to the undersigned parties; and (ii) return any monies representing the Purchase Price held in escrow to the Buyers and stock certificates representing the Purchased Shares held in escrow to the Sellers.

         3. Upon receipt of the Documentation, you shall deliver (a) all monies representing the respective Purchase Prices held in escrow to each of the Sellers as full payment for the Purchased Shares as provided for in the Agreements and (b) the stock certificates held in escrow to each of the Buyers as provided for in the Agreements all such events to constitute the closing under the Stock Purchase Agreement.

         4. The undersigned severally (but not jointly) represent and warrant to you that the execution, delivery and performance of this Escrow Agreement has been duly authorized, and does not violate or conflict with any statute, regulation, order, judgment or writ that is binding upon the representing party or any of its assets.

         5. Unless sooner terminated pursuant to the terms of this Escrow Agreement, this Escrow Agreement shall terminate and your responsibilities under this Escrow Agreement shall cease upon the return of the parties respective property received by you pursuant to this Agreement.

         6. To induce you to act as Escrow Agent hereunder, the undersigned agree as follows:

                  (a) Except as otherwise provided in this letter, you shall not in any way be bound or affected by any notice or modification or cancellation of this Escrow Agreement unless in writing, signed by the parties indicated herein, nor shall you be bound by any modification hereof unless the same shall be satisfactory to you. You shall be entitled to rely upon any judgment, certification, demand or other writing without being required to determine the authenticity or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the justification of the court issuing such judgment or order in the premises.

                  (b) You shall not be under any duty to give the property held by you hereunder any greater degree of care than you give your own similar property.

Phillip T. Ridolfo, Jr., Esq.
January 5, 2000
Page 3


                  (c) You may act in reliance upon any document, instrument or signature believed by you to be genuine, and you may assume that any person purporting to give any notice or instructions in accordance with the provisions hereof has been duly authorized to do so.

                  (d) You may act relative hereto in reliance upon advice of counsel in reference to any matter(s) in connection herewith, and you shall not be liable for any mistake of fact or error of judgment, or for any acts or omissions of any kind, unless caused by your willful misconduct or gross negligence. You shall be entitled to consult with counsel of your choosing which shall include any attorney employed by you, and you shall not be liable for any action taken, suffered or omitted by you in accordance with the advice of counsel.

                  (e) This letter sets forth exclusively your duties with respect to any and all matters pertinent hereto. You shall not refer to, and shall not be bound by, the provisions of any other agreement other than the terms of this Escrow Agreement.

                  (f) You may at any time resign hereunder by giving written notice of your resignation to all parties hereto at least ten (10) business days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, or termination of this Escrow Agreement, all documents, monies and all other property then held by you as Escrow Agent hereunder shall be delivered by you to such persons as may be designated in writing by all parties hereto, whereupon all your obligations as Escrow Agent hereunder shall cease and terminate. Your sole responsibility thereafter shall be to keep safely all property then held by you and to deliver same to a person designated by all parties hereto or in accordance with the directions of a final order or judgment of a court of competent jurisdiction. In addition, you shall be discharged of your duties and obligations hereunder upon your interpleading in a court of competent jurisdiction in Florida all of the documents, monies and any other property then held by you hereunder. All parties hereto hereby submit to the personal jurisdiction of said court (but solely for the purpose of implementing this Agreement) and waive all rights to contest said jurisdiction.

                  (g) The parties to this Escrow Agreement shall be jointly and severally obligated to reimburse you for all your fees, costs and expenses in connection herewith, including reasonable counsel fees, and to indemnify you and hold you harmless against any claim asserted against you or any liability, loss or damage incurred by you in connection herewith.

Phillip T. Ridolfo, Jr., Esq.
January 5, 2000
Page 3


                  (h) Nothing herein contained shall be deemed to obligate you to deliver any documents, monies or any other property referred to herein, unless the same shall have first been received by you pursuant to this Escrow Agreement.

                  (i) In the event that you shall be uncertain as to your duties or rights hereunder, or should you receive instructions, claims or demands from any of the parties hereto or from third persons with respect to the property held hereunder which in your opinion are in conflict with any provisions of this Escrow Agreement, you shall be entitled to refrain from taking any action (other than to keep safely said property) until you shall be directed otherwise in writing by all the parties hereto, and said third persons, if any, or by a final order or judgment of a court of competent jurisdiction.

         7. All notices or other communications required or permitted under the terms of this Agreement shall be made in writing and shall be deemed given upon
(i) hand delivery or (ii) three days after deposit of same in the Certified Mail. Return Receipt Requested, first class postage and registration fees prepaid and correctly addressed to the parties at the following addresses:

                  Escrow Agent:             Morris C. Brown, Esq.
                                            Greenberg Traurig, P.A.
                                            777 S. Flagler Drive, Suite 300 East
                                            West Palm Beach. FL 33401

                  Other Parties:            As provided for in the Agreements

or such other address as may be specified by the Addressee in written notice given to each of the other parties.

         8. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         9. This Escrow Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Phillip T. Ridolfo, Jr., Esq.
January 5, 2000
Page 5


         Please signify your agreement to the foregoing by signing and returning a copy of this Escrow Agreement to all parties hereto which may be accomplished by telecopy and in counterparts, and each such counterpart shall be deemed to be an original instrument and all such counterparts together shall constitute but one fully executed Escrow Agreement.

SELLERS:                                      BUYER:

By:                                           By:
   -------------------------                     ---------------------------

By:
   -------------------------

By:
   -------------------------

By:
   -------------------------

By:
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AGREED TO BY:

GREENBERG TRAURIG, P.A.

By: /s/ Morris C. Brown
   -------------------------
   Morris C. Brown Esq.